Exhibit 99.1

Jack in the Box Names New Chief Operating Officer

25-year restaurant operations veteran Tony Darden further augments new executive leadership team

SAN DIEGO--(BUSINESS WIRE)--May 17, 2021--Jack in the Box, Inc. (NASDAQ: JACK) continues the strategic transformation of its leadership team with the addition of new Senior Vice President and Chief Operating Officer Tony Darden, who brings more than 25 years’ experience in multi-unit, quick-service restaurant operations.

Darden joins Jack in the Box from MOOYAH Burgers Fries and Shake, where he served as president for the past two years. He has also held chief operating officer titles at Taco Bueno and Sun Holdings, the fourth largest franchisee in the U.S. with a portfolio of more than 1,000 restaurants for brands including Burger King, Popeyes, Krispy Kreme and Arby’s. Additionally, Darden held operations leadership roles at Panera Bread and Metromedia Restaurant Group/Bennigan’s.

“I’ve known Tony professionally through the years and I know he is the right person to lead operations at Jack in the Box by partnering with our franchisees to focus on operations excellence and restaurant profits,” said Jack in the Box CEO Darin Harris. “He cares deeply about people, franchisee success and giving our guests a consistent brand experience.”

“I look forward to building strong relationships with our corporate team members and franchisees to drive Jack’s long-term growth initiatives,” said Darden. “Jack’s future success will be a function of enabling our franchisees in delivering exceptional guest experiences that enhance brand loyalty and accelerate their growth.”

Darden’s first day on the job is planned for June 7, 2021. He is the fifth new C-suite hire for Harris, who joined Jack in the Box as CEO in 2020. The company last week reported strong Q2 earnings and revenue, which included total revenue growth of 19% over Q2 2020 and 20.6% growth in system same-store sales.

About Jack in the Box Inc.

Jack in the Box Inc. (NASDAQ: JACK), based in San Diego, is a restaurant company that operates and franchises Jack in the Box® restaurants, one of the nation’s largest hamburger chains, with more than 2,200 restaurants in 21 states and Guam. For more information on Jack in the Box, including franchising opportunities, visit www.jackinthebox.com.

Safe Harbor Statement:

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goals,” “guidance,” “intend,” “plan,” “project,” “may,” “will,” “would” and similar expressions. These statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate. These estimates and assumptions involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. Factors that may cause our actual results to differ materially from any forward-looking statements include, but are not limited to: the potential impacts to our business and operations resulting from the coronavirus COVID-19 pandemic, the success of new products, marketing initiatives and restaurant remodels and drive-thru enhancements; the impact of competition, unemployment, trends in consumer spending patterns and commodity costs; the company's ability to reduce G&A and operate efficiently; the company’s ability to achieve and manage its planned growth, which is affected by the availability of a sufficient number of suitable new restaurant sites, the performance of new restaurants, risks relating to expansion into new markets and successful franchise development; the ability to attract, train and retain top-performing personnel, litigation risks; risks associated with disagreements with franchisees; supply chain disruption; food-safety incidents or negative publicity impacting the reputation of the company's brand; increased regulatory and legal complexities, including federal, state and local policies regarding mitigation strategies for controlling the coronavirus COVID-19 pandemic, risks associated with the amount and terms of the securitized debt issued by certain of our wholly owned subsidiaries; and stock market volatility. These and other factors are discussed in the company’s annual report on Form 10-K and its periodic reports on Form 10-Q filed with the Securities and Exchange Commission, which are available online at http://investors.jackinthebox.com or in hard copy upon request. The company undertakes no obligation to update or revise any forward-looking statement, whether as the result of new information or otherwise.

Contacts

Kristen Kauffman or Pamela Hughes
kristen@spmcommunications.com or pamela@spmcommunications.com
817-329-3257